Exhibit 107

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share(1)	Rule 457(c) and Rule 457(h)	679,786 (2)	$1.98 (3)	$1,345,976.28	$92.70 per $1,000,000	$124.77
Equity	Common Stock, par value $0.0001 per share(1)	Rule 457(c) and Rule 457(h)	1,909,654 (4)	$1.03 (5)	$1,966,943,62	$92.70 per $1,000,000	$182.34

Total Offering Amounts							$3,312,919.90
Total Fee Offsets							0.00
Net Fee Due							$307.11

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Bluejay Diagnostics, Inc. common stock that may be granted under the Bluejay Diagnostics, Inc. 2021 Stock Plan or Bluejay Diagnostics, Inc. 2018 Equity Incentive Plan (the “Plans”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents shares of common stock issuable upon the exercise of outstanding stock option awards under the Plans as of the date of this Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based on $1.98 per share, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the Plans as of the date of this Registration Statement.
(4)	Represents shares of common stock reserved for future issuance under the 2021 Stock Plan.
(5)	The proposed maximum offering price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rule 457 of the Securities Act of 1933, as amended, upon the price of $1.03 per share, the average of the high and low prices of the registrant's common stock of as reported on the Nasdaq Stock Market on April 18, 2022.

Table 2: Fee Offset Claims and Sources

N/A